Exhibit # 10.6
                      Memorandum of Understanding
              Between Pharmavet Inc. and Wockhardt Ltd.

Wockhardt Ltd. ("Wockhardt") agrees to appoint Pharmavet Inc.
("Pharmavet") as a representative of Wockhardt in Africa and in Middle Eastern countries where Wockhardt does not have an exclusive agent. Pharmavet agrees to assist Wockhardt in obtaining new customers for Wockhardt in Africa and the Middle East, working on a non-exclusive basis.

Upon Wockhardt's acceptance of a customer introduced by Pharmavet and Wockhardt's receipt of payment from the customer, Wockhardt agrees to pay Pharmavet a commission, the amount and rate to be agreed upon at the time Wockhardt accepts an order from Pharmavet's customer. Wockhardt also agrees to honor Pharmavet's introductory role and continue to pay Pharmavet the same commission on any repeat and future orders received from customers introduced to Wockhardt by Pharmavet. If prices change from such repeat customers, Wockhardt and Pharmavet will agree on the commission to be paid to Pharmavet by Wockhardt. Wockhardt will not deal directly with the buyer and will communicate with the buyer through Pharmavet.

Wockhardt agrees to pay Pharmavet its commission within 30 days after payment by L/C or another acceptable means is received by Wockhardt. Wockhardt will invoice the end buyer directly and received payment directly from the end buyer. Wockhardt will also ship product directly to the end buyer after registration of the product is approved by the host country of the buyer.

Wockhardt will provide Pharmavet with product information and list prices for its products. Pharmavet will set the price to be charged to customers introduced by Pharmavet with Wockhardt's approval of final price to be charged to the customer.

Wockhardt agrees to provide samples and documentation necessary to register Wockhardt's products in the host country of the buyer. Wockhardt will also provide Pharmavet with information about Wockhardt's products and list prices for its products. Wockhardt also agrees to provide Pharmavet with information about any product liability insurance Wockhardt has in place when the agreement is signed.

This memorandum of understanding between Wockhardt and Pharmavet shall remain in force for 2 years and can be renewed for an additional two years, if both parties agree in writing.

Dated: July 21, 2003

S/CHANDRA CHAWLA                  S/ARTHUR SEIDENFELD
----------------                  -------------------
  Chandra Chawla                    Arthur Seidenfeld
  Wockhardt Ltd.                    Pharmavet Inc.